Exhibit 23

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTING FIRM


We consent to the use in this Form 10-KSB of our report dated July 13, 2004 on the financial statements of VTEX Energy, Inc. as of April 30, 2004, and for each of the two years then ended, and to references to our firm as accounting and auditing experts.



/s/  COMISKEY & COMPANY
PROFESSIONAL CORPORATION


Denver, Colorado
August 12, 2004